UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2007

SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14213	51-0401125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

6451-C El Camino Real
Carlsbad, California 92008
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (760) 918-1860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “Company,” “Sub Surface” or the “Registrant” refer to Sub Surface Waste Management of Delaware, Inc., a Delaware corporation.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Principal Officers and Directors

On August 31, 2007, Mr. Bill Hopkins (“Mr. Hopkins”) announced his resignation as a director of Sub Surface Waste Management of Delaware, Inc. (the “Company”), effective immediately. Mr. Hopkins did not serve on any committees of the Board of Directors. Mr. Hopkins resigned for personal reasons.

(c)	Appointment of New Officers

As a result of Bruce Beattie’s (“Mr. Beattie”) July 5, 2007 resignation as President, Chief Executive Officer and as a director of the Company, the Company has appointed Robert Brehm (“Mr. Brehm”) as the interim President and Chief Executive Officer of the Company, effective August 27, 2007.

Mr. Brehm, has served as Secretary of the Company since December 16, 2002 and a director since October 24, 2002.   From July 1997 through the present Mr. Brehm has served as the President, Chief Executive Officer and Chairman of the Company’s parent, US Microbics, Inc.  From July 1994 through the present Mr. Brehm has served as the President of Robert C. Brehm Consulting, Inc.  From 1991 to 1994, he was the President of Specialty Financing International, Inc., a finance procurement company.  Mr. Brehm has owned computer hardware, software, finance and consulting companies.  Mr. Brehm has a double engineering degree in electrical engineering and computer science and an MBA in Finance and Accounting from UC Berkeley.

There are no familial relationships among the directors or executive officers.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the any related person had or will have a direct or indirect material interest.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Brehm is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Brehm or modification thereto, under any such plan, contract or arrangement in connection with any such event.

(d)	Election of Directors

On August 27, 2007, Mark Holmstedt (“Mr. Holmstedt”) was elected to the board of directors to fill the vacancy resulting from Mr. Beattie’s July 5, 2007 resignation.

Mr. Holmstedt also serves as a director of the Company’s parent, US Microbics, Inc.

There are no arrangements or understandings between Mr. Holmstedt and any other persons pursuant to which Mr. Holmstedt was selected as a director.  Mr. Holmstedt has not been named to any committees of the board of directors.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the any related person had or will have a direct or indirect material interest.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Holmstedt is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Holmstedt or modification thereto, under any such plan, contract or arrangement in connection with any such event.

[Signatures Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2007	SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. (Registrant)

	By:	/s/ Conrad Nagel
Conrad Nagel Chief Financial Officer

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